UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 15, 2005

                             Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           104 Field Point Road, Greenwich, CT                 06830
         ----------------------------------------            ----------
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of October 28, 2005, Global Gold Mining, LLC ("GGM") (which is wholly owned by Global Gold Armenia, LLC which in turn is wholly owned by Global Gold Corporation) entered into a joint venture agreement with Caucasus Resources Pty Ltd. an Australian company (which is subsidiary of Iberian Resources Limited also an Australian company) ("CR") to form the "Marjan Mining Company, LLC ("Marjan Mining") to explore and develop the Marjan Gold Project in the south east of Armenia, close to the Armenia-Nakhichevan border. This property was previously explored during the Soviet era, and GGM acquired the Armenian company which held the license to the property, SHA, LLC ("SHA"), in December 2003. SHA is transferring all of its interest in the Marjan property to Marjan Mining. CR initially will own 40% of Marjan Mining, and will be responsible for all expenses associated with developing and bringing the property into production. Upon spending $500,000, pursuant to a mutually agreed budget, CR's interest in Marjan Mining will increase to 51%, and upon the commencement of production, has the right to earn in up to 80% of Marjan Mining, and GGM will retain the 20% interest, all as described in the exhibit below.

Item 2.01 Completion of Acquisition or Disposition.

The information provided in item 1.01 is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.

Exhibit No. 10.3 Material Contract - Joint Venture Agreement dated as of October
     28, 2005 between Global Gold Mining, LLC and Caucasus Resources Pty Ltd.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: October 31, 2005                     Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            -----------------------------------
                                      Name: Drury J. Gallagher
                                     Title: Chairman, Chief Executive
                                            Officer and Treasurer